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                                                                   EXHIBIT 10.30


                          RESTATED CONTINUING GUARANTY
                                     (DOSS)


To:      BANK OF AMERICA N.A. and other
         subsidiaries or affiliates of BankAmerica Corporation

         (1) For valuable consideration, Jeffrey Doss ("Guarantor") unconditionally guarantees and promises to pay to BANK OF AMERICA N.A. and any other subsidiary or affiliate of BankAmerica Corporation (each, a "Bank") which has extended or may hereafter extend credit to Borrower (as hereinafter defined), or order, on demand, in lawful money of the United States, One Million Eight Hundred Thousand Dollars ($1,800,000) of indebtedness of MOBILITY ELECTRONICS, INC., f/k/a Electronics Accessory Specialists International, Inc. a Delaware corporation ("Borrower") to Bank. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower or any one or more of them, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by Bank by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable. This Restated Continuing Guaranty restates, and replaces in its entirety, that certain Commercial Guaranty dated April 6, 1999 executed by Guarantor in favor of Bank.

         (2) The liability of Guarantor under this Guaranty (exclusive of liability under any other guaranties executed by Guarantor) shall be limited to:
One Million Eight Hundred Thousand Dollars ($1,800,000) of: (a) the principal amount of the indebtedness; and (b) accrued but unpaid interest. In addition to the obligations set forth in the immediately preceding sentence, Guarantor shall be liable for all fees, and other costs and expenses relating to or arising out of the indebtedness or such part of the enforcement of any rights or remedies of Bank under this Guaranty. Bank may permit the indebtedness of Borrower to exceed Guarantor's liability, and may apply any amounts received from any source, other than from Guarantor, to the unguaranteed portion of Borrower's indebtedness. This is a Continuing Guaranty relating to any indebtedness, including that arising under successive transactions which shall either continue the indebtedness or from time to time renew it after it has been satisfied. Any payment by Guarantor shall not reduce their maximum obligation hereunder, unless written notice to that effect be actually received by Bank at or prior to the time of such payment.

         (3) The obligations hereunder are joint and several, and independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions and regardless of whether a trustee's sale is held under any deed of trust securing the indebtedness or regardless of whether a judicial foreclosure sale is held if any deed of trust securing the indebtedness is judicially foreclosed as a mortgage. Guarantor waives the benefit of any statute of limitations affecting his liability hereunder.

         (4) Guarantor authorizes Bank, without notice or demand and without affecting their liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine, except to the extent specifically prohibited by law; and (d) release or substitute any one or more of the endorsers or guarantors.

         (5) Guarantor waives any right to require Bank to (a) proceed against Borrower; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower, or any claim that Guarantor's obligations


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exceed or are more burdensome than those of Borrower. Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Guaranty and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower, and waive any benefit of, and any right to participate in, any security now or hereafter held by Bank. Upon payment of the indebtedness in full to the Bank and upon payment by Guarantor to Bank pursuant to this Guaranty, Guarantor shall have full rights of subrogation against Borrower. Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, and, even though the foreclosure may destroy or diminish Guarantor's rights against Borrower, Guarantor shall be liable to Bank for any part of the indebtedness remaining unpaid after the foreclosure. Guarantor waives any benefit of any statutory provision limiting the right of Bank to recover a deficiency judgment, or to otherwise proceed, against any person or entity obligated for payment of the indebtedness, after any judicial foreclosure sale or trustee's sale of any collateral securing the indebtedness including, without limitation, the benefits, if any, of Arizona Revised Statutes Sections 12-1566, 12-1641 et seq., 33-814, 44-142 and Rule 17(f) of the Arizona Rules of Civil Procedure, except to the extent otherwise required by law. Guarantor waives any homestead or exemption rights. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness.

         (6) Guarantor acknowledges and agrees that he shall have the sole responsibility for obtaining from Borrower such information concerning Borrower's financial conditions or business operations as Guarantor may require, and that Bank has no duty at any time to disclose to Guarantor any information relating to the business operations or financial conditions of Borrower.

         (7) In addition to Bank's rights of setoff, to secure all of Guarantor's obligations hereunder, Guarantor assigns and grants to Bank a security interest in all moneys, securities and other property of Guarantor now or hereafter in the possession of Bank, and all deposit accounts of Guarantor maintained with Bank, and all proceeds thereof. Upon default or breach of any of Guarantor's obligations to Bank, Bank may apply any deposit account to reduce the indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Bank and Guarantor.

         (8) Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogees of Bank or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the indebtedness. Such obligations of Borrower to Guarantor if Bank so requests shall be enforced and performance received by Guarantor as trustees for Bank and the proceeds thereof shall be paid over to Bank on account of the indebtedness of Borrower to Bank, but without reducing or affecting in any manner the liability of Guarantor under the provisions of this Guaranty.

         (9) This Guaranty may be revoked at any time by Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantor does not renounce. Such revocation shall be effective upon actual receipt by Bank at the address shown below of written notice of revocation. Revocation shall not affect any of Guarantor's obligations or Bank's rights with respect to transactions which precede Bank's receipt of such notice, regardless of whether or not the indebtedness related to such transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Bank authorized hereunder. Revocation by any one or more of Guarantor shall not affect any obligations of any nonrevoking Guarantor. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Bank is rescinded or must be returned by Bank to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

         (10) Where any one or more of Borrower are corporations or partnerships it is not necessary for Bank to inquire into the powers of Borrower or of the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.


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         (11) Bank may, without notice to Guarantor and without affecting
Guarantor's obligations hereunder, assign the indebtedness and this Guaranty, in whole or in part. Guarantor agrees that Bank may disclose to any prospective purchaser and any purchaser of all or part of the indebtedness any and all information in Bank's possession concerning Guarantor, this Guaranty and any security for this Guaranty.

         (12) Guarantor agrees to pay all attorneys' fees, the allocated costs of Bank's in-house counsel, and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty, including without limitation all costs and necessary disbursements in any legal action or arbitration proceeding.

         (14) This Guaranty shall be governed by and construed according to the laws of the State of Arizona, to the jurisdiction of which the parties hereto submit; provided, however, this Guaranty shall be governed by New Mexico law to the extent of application of marital interests and rights to bind property of a Guarantor and/or his spouse.

         (15) (a) Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Guaranty or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S.
Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (b) No provision of this paragraph shall limit the right of any party to this Guaranty to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         Executed this 2nd day of November, 1999.

                                            "Guarantor"


                                            /s/  JEFFREY DOSS
                                            ------------------------------------
                                            Jeffrey Doss


Address for notices to Bank:

101 North 1st Avenue, Dept. 4934
Phoenix, AZ 85003
ATTN:
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